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                                    FORM 8-K

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 April 21, 2000
                Date of report (Date of earliest event reported)

                               IP VOICE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    0-27917
                            (Commission File Number)

Nevada                                                      65-0729900
(State or other Jurisdiction of Incorporation               (I.R.S. Employer Identification No.)
or organization)


5050 N. 19th Avenue, Suite 416/417
Phoenix, Arizona                                            85015
(Address of principal executive offices)                    (Zip Code)

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Registrant's telephone number, including area code:  (602) 335-1231
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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.        Changes in Control of Registrant.
None

ITEM 2.        Acquisition or Disposition of Assets.
None

ITEM 3.        Bankruptcy or Receivership.
None

ITEM 4.        Changes in Registrant's Certifying Accountant.
None

ITEM 5.        Other Events
               On April 21, 2000, the Registrant announced its pending tender offer to Unitholders, who purchased interests in the Corporation in the private placement, which began in February 1999 and ended in June 1999. In the private placement, each Unit consisted of 1) a two year Note in the principal amount of $24,900, 2) a Warrant for 18,750 shares of Registrant's common stock exercisable at any time during the term of the Note, including any extension, at $.9875 per share, and 3) 25 shares of Senior Convertible Preferred Stock with a conversion feature providing that in the event of default in payment on the Notes that is not cured within a reasonable time, all outstanding Senior
Convertible Preferred Stock will be converted into common stock in an amount of shares which shall, immediately after issuance, equal 51% of Registrant's issued and outstanding shares, warrants, and options. There are 46 Units outstanding.

               Under the tender offer, the Unitholder may elect one of three options: 1) convert all or any portion of the Units into shares of Registrant's common stock; 2) allow the amendment of all or any part of the existing Notes to secure them with certain of Registrant's assets and make them convertible at the Unitholder's option into shares of common stock at any time at a fixed rate, but only if the Unitholder agrees to surrender the shares of Senior
Convertible Preferred Stock relating to the amended notes and accept future interest payments on the amended notes in either cash or, at the Registrant's option, shares of Registrant's common stock that may be restricted as well as free trading; or 3) retain the Units. If all Unitholders were to convert their Units to common stock, all outstanding shares of Senior Convertible Preferred
Stock would be returned and the issued and outstanding shares of Registrant's
Common Stock would increase by 820,272 shares. A copy of the filed Tender Offer
Statement, filed with the Securities Exchange Commission on April 21, 2000
(File Number 005-58889) is incorporated by reference.

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ITEM 6.        Resignations of Registrant's Directors.
None

ITEM 7.        Financial Statements and Exhibits.
None

ITEM 8.        Change in Fiscal Year.
None



                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date   5/5/2000                         IP VOICE.COM, INC.
       ----------------



                                        /s/ Barbara S. Will
                                        ---------------------------------------
                                        Barbara S. Will
                                        Director, President and Chief Operating
                                        Officer